Exhibit 99.1

Press Release

BioTransplant Provides Update On MEDI-507 Clinical Status

MEDFORD, Mass., April 24 /PRNewswire-FirstCall/ — BioTransplant Incorporated (OTC Bulletin Board: BTRNQ.OB - News) today announced that MedImmune Inc., the Company’s partner in the development of MEDI-507, has provided an update on its development program for psoriasis.

In a morning conference call for investors, MedImmune announced plans to postpone the initiation of further clinical studies with MEDI-507 in psoriasis pending the completion of a Phase II trial of Vitaxin(TM), MedImmune’s investigational monoclonal antibody, in psoriasis. MedImmune indicated that its plans to evaluate MEDI-507 for T-cell lymphoma have not changed, and that it intends to initiate a trial for that indication.

“We are obviously disappointed with this development,” stated Donald Hawthorne, President and Chief Executive Officer of BioTransplant. “We are actively addressing the potential impact of this news and considering various strategic options. We intend to provide an update on our strategy once finalized.”

About BioTransplant

BioTransplant Incorporated, a Delaware corporation located in Medford, Massachusetts, is a life science company whose primary assets are intellectual property rights that it has exclusively licensed or seeks to exclusively license to third parties. On February 27, 2003, the Company and Eligix, Inc., its wholly-owned subsidiary, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court in Boston Massachusetts. The Company’s strategy is to maximize the potential future value of its licensed intellectual property rights. The Company has exclusively licensed Siplizumab (MEDI-507), a monoclonal antibody product, to MedImmune, Inc. The Company’s assets also include the AlloMune System technologies, which are intended to treat a variety of hematologic malignancies and improve outcomes for solid organ transplants, and the Eligix HDM Cell Separation Systems, which use monoclonal antibodies to remove unwanted cells from bone marrow, peripheral blood stem cell and donor leukocyte grafts used in transplant procedures. BioTransplant also has an interest in Immerge BioTherapeutics, Inc., a joint venture with Novartis, to further develop both companies’ individual technology bases in xenotransplantation.

This news release contains forward-looking statements about BioTransplant that involve risks and uncertainties. These include statements regarding the Company’s ability to successfully maximize the value of its key assets and partner or license certain of its core programs. Such statements reflect management’s current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors. Important factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to: BioTransplant’s ability to successfully conclude a financial and operational reorganization of the Company in the Chapter 11 process; its ability to manage its relationships with its creditors, licensors, licensees and other key relationships given the Company’s reorganization strategies; BioTransplant’s ability to secure partnering or licensing transactions on acceptable terms for its Eligix HDM Cell Separation Systems and its AlloMune Systems; BioTransplant’s third party collaborators’ and licensees’ ability to successfully discover, develop and commercialize products based upon BioTransplant’s technologies, obtain and maintain required regulatory approvals in a timely fashion, and overcome other difficulties inherent in developing and commercializing therapeutics, therapeutic devices and therapeutic regimens; and BioTransplant’s ability to obtain and enforce the patent protection required for its products. For a detailed discussion of these and other factors, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors That May Affect Results” in BioTransplant’s Current Report on Form 10-Q for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission, as well as the other filings that the Company periodically makes with the Securities and Exchange Commission. Such forward- looking statements speak only as of the date of this news release. BioTransplant disclaims any obligation or intent to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.